EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pioneer Energy Services Corp.:
We consent to the incorporation by reference in the registration statements (No. 333-250916) on Form S-1 and (No. 333-250058) on Form S-8 of Pioneer Energy Services Corp. of our reports dated March 5, 2021, with respect to the consolidated balance sheets of Pioneer Energy Services Corp. as of December 31, 2020 (Successor) and December 31, 2019 (Predecessor), the related consolidated statements of operations, stockholders' equity, and cash flows for the periods of June 1, 2020 to December 31, 2020 (Successor), January 1, 2020 to May 31, 2020 (Predecessor), and for the year ended December 31, 2019 (Predecessor), and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Pioneer Energy Services Corp.
/s/ KPMG LLP
San Antonio, Texas
March 5, 2021